UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 12, 2006

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0- 23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 414-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

In March 2006, Power Integrations, Inc., a Delaware corporation (the “Company”), Power Integrations International Ltd., a wholly owned subsidiary of the Company, and OKI Electric Industry Co., Ltd. (“OKI Electric”) entered into Amendment Number One (the “Amendment”) to the Amended and Restated Wafer Supply Agreement (the “Agreement”) which amends certain terms of the Agreement under which the Company will acquire wafers for certain integrated circuit products from OKI Electric. The Amendment was effective as of August 11, 2004. The Amendment is filed as Exhibit 10.22 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On April 12, 2006, the Company issued a press release disclosing that Fairchild Semiconductor had filed a patent infringement lawsuit against it in the U.S. District Court for the Eastern District of Texas. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description
10.22	Amendment Number One to the Amended and Restated Wafer Supply Agreement between the Company and OKI Electric**

99.1	Company Press Release dated April 12, 2006

**	This exhibit has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by asterisks.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2006

Power Integrations, Inc.

By:	/s/ John M. Cobb
John M. Cobb
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.22	Amendment Number One to the Amended and Restated Wafer Supply Agreement between the Company and OKI Electric**

99.1	Power Integrations Press Release dated April 12, 2006

**	This exhibit has been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of this exhibit have been omitted and are marked by asterisks.